UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

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☒           Definitive Proxy Statement

☐          Definitive Additional Materials

☐           Soliciting Material Under Rule 14a-12

CRACKER BARREL OLD COUNTRY STORE, INC.
(Name of Registrant as Specified in Its Charter)

BIGLARI HOLDINGS INC. BIGLARI CAPITAL CORP. THE LION FUND, L.P. SARDAR BIGLARI
(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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BIGLARI HOLDINGS INC.
175 EAST HOUSTON STREET, SUITE 1300
SAN ANTONIO, TEXAS 78205
TELEPHONE (210) 344-3400
FAX (210) 344-3411

November 8, 2011

Dear Fellow Shareholder:

Biglari Holdings Inc. (“Biglari Holdings”) and the other participants in this solicitation (collectively, “Biglari,” “our” or “we”) are the beneficial owners of an aggregate of 2,287,987 shares of common stock of Cracker Barrel Old Country Store, Inc. (“Cracker Barrel” or the “Company”), thereby representing just under 10% of the Company’s outstanding shares of common stock.  We do not believe the current Board of Directors of the Company is acting in your best interests.  We are thus seeking your support at the annual meeting of shareholders (the “Annual Meeting”) scheduled to be held on December 20, 2011 at 10:00 a.m. Central Time at 305 Hartmann Drive, Lebanon, Tennessee 37087, for the following purposes:

1.	To elect our director nominee, Sardar Biglari, to the Board of Directors of Cracker Barrel in opposition to one of the Company’s incumbent directors

2.	To oppose the Company’s shareholder rights plan, or “poison pill”

3.	To conduct an advisory vote on executive compensation, often referred to as a “say on pay”

4.	To conduct an advisory vote on the frequency of future advisory votes on executive compensation

5.	To approve an Agreement and Plan of Merger effecting an internal restructuring of the Company

6.	To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for its 2012 fiscal year

7.	To transact any other business that may properly be raised before the Annual Meeting or any adjournment(s) thereof

We are seeking one seat on the Company’s Board of Directors to ensure that the interests of the shareholders, the true owners of Cracker Barrel, are properly represented in the boardroom.  The Board is currently composed of 13 directors.  Two directors are not standing for re-election at the Annual Meeting.

We are not seeking control of the Board of Directors. However, we hope that this election will send a strong and persuasive message to the remaining incumbent directors that shareholders are dissatisfied with the Company’s operating performance. As the largest shareholder of the Company we aim to stand up for all shareholders by seeking to maximize the long-term value of Cracker Barrel’s shares.  If elected, our nominee will represent a minority of the members of the Board, specifically 9% (1 of 11 members), and therefore it is not guaranteed that our nominee will be able to enhance shareholder value.

We are soliciting proxies to elect not only our director nominee but also the candidates who have been nominated by the Company other than Charles E. Jones, Jr.  This process gives shareholders the ability to vote for the total number of directors up for election at the Annual Meeting.  The names, backgrounds and qualifications of the Company’s nominees, added to other information about them, can be found in the Company’s proxy statement.

We urge you to consider carefully the information contained in the attached Proxy Statement and then support our efforts by signing, dating and returning the enclosed GOLD proxy card today.  The attached Proxy Statement and the enclosed GOLD proxy card are first being furnished to the shareholders on or about November 9, 2011.

Do NOT sign the Company’s White proxy card.  It is imperative that you disregard all White proxy cards.  If you have already voted the White proxy card furnished by the Company, you may exercise your right to change your vote by signing, dating and returning a GOLD proxy card at a later date or by voting in person at the Annual Meeting.

If you have any questions or require any assistance with your vote, please contact Innisfree M&A Incorporated, which is assisting us.  Their address and toll-free number is listed on the following page to offer you help in casting your vote.

Thank you for your support.

Sincerely,

/s/ Sardar Biglari

Sardar Biglari
Biglari Holdings Inc.

YOUR VOTE IS IMPORTANT

Please mark, sign and date your GOLD proxy card and return it promptly in the enclosed envelope, whether or not you plan to attend the meeting.  If you own shares in a brokerage account, your broker cannot vote your shares on the election of directors without your instructions.  Therefore, it is imperative that you exercise your right as a shareholder and vote the GOLD card.

2

If you have any questions, require assistance in voting your GOLD proxy card, or need additional copies of Biglari’s proxy materials, please call
Innisfree M&A Incorporated at the phone numbers listed below.

INNISFREE M&A INCORPORATED

501 Madison Avenue, 20th Floor
New York, NY 10022

Shareholders call toll free at: (888) 750-5834

Banks and brokers call collect at: (212) 750-5833

3

ANNUAL MEETING OF SHAREHOLDERS
OF
CRACKER BARREL OLD COUNTRY STORE, INC.

_________________________

PROXY STATEMENT
OF
BIGLARI HOLDINGS INC.

_________________________

PLEASE SIGN, DATE AND MAIL THE ENCLOSED GOLD PROXY CARD TODAY

This Proxy Statement and the enclosed GOLD proxy card are being furnished by Biglari Holdings Inc. (“Biglari Holdings”), Biglari Capital Corp. (“Biglari Capital”), The Lion Fund, L.P. (the “Lion Fund”), and Sardar Biglari (collectively, “Biglari,” “our” or “we”), the largest shareholder of Cracker Barrel Old Country Store, Inc., a Tennessee corporation (“Cracker Barrel” or the “Company”).  We are writing to seek your support for the election of our director nominee to the Board of Directors of the Company (the “Board”) at the annual meeting of shareholders scheduled to be held on December 20, 2011 at 10:00 a.m. Central Time at 305 Hartmann Drive, Lebanon, Tennessee 37087 (including any adjournments or postponements thereof and any meeting which may be called in lieu thereof, the “Annual Meeting”).  This proxy statement (the “Proxy Statement”) and the enclosed GOLD proxy card are first being furnished to shareholders on or about November 9, 2011.

This Proxy Statement and the enclosed GOLD proxy card are being furnished to shareholders of Cracker Barrel by Biglari in connection with the solicitation of proxies from Cracker Barrel shareholders for the following purposes:

1.
To elect our director nominee, Sardar Biglari (the “Nominee”), to the Board of Directors of Cracker Barrel in opposition to one of the Company’s incumbent directors whose term expires at the Annual Meeting

2.	To oppose the Company’s shareholder rights plan, or “poison pill”

3.	To conduct an advisory vote on executive compensation, often referred to as a “say on pay” (the “Say on Pay Proposal”)

4.	To conduct an advisory vote on the frequency of future advisory votes on executive compensation, often referred to as a “say when on pay” (the “Say When on Pay Proposal”)

5.	To approve an Agreement and Plan of Merger effecting an internal restructuring of the Company

6.	To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for its 2012 fiscal year

7.	To transact any other business that may properly be raised before the Annual Meeting or any adjournment(s) thereof

This Proxy Statement is soliciting proxies to elect not only our Nominee, but also the candidates who have been nominated by the Company other than Charles E. Jones, Jr.  This gives shareholders who wish to vote for our Nominee the ability to vote for a full slate of directors.

The Company has set the record date for determining shareholders entitled to notice of and to vote at the Annual Meeting as October 14, 2011 (the “Record Date”).  The mailing address of the principal executive offices of the Company is 305 Hartmann Drive, Lebanon, Tennessee 37087.  Shareholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting.  According to the Company, as of the Record Date, there were 22,912,673 shares of common stock, $0.01 par value per share (the “Shares”), outstanding and entitled to vote at the Annual Meeting.  As of the Record Date, Biglari beneficially owned an aggregate of 2,287,987 Shares, which represents just under 10% of the Shares outstanding (based on the Company’s proxy statement). We intend to vote such Shares (i) FOR the election of the Nominee to the Company’s Board of Directors; (ii) AGAINST the Company’s shareholder rights plan, or poison pill; (iii) AGAINST the Say on Pay Proposal; (iv) FOR future advisory votes on executive compensation to be held every ONE year with respect to the Say When on Pay Proposal; (v) FOR the approval of the Agreement and Plan of Merger effecting an internal restructuring of the Company; and (vi) FOR the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for its 2012 fiscal year.

THIS SOLICITATION IS BEING MADE BY BIGLARI AND NOT ON BEHALF OF THE BOARD OR MANAGEMENT OF THE COMPANY.  WE ARE NOT AWARE OF ANY OTHER MATTERS TO BE BROUGHT BEFORE THE ANNUAL MEETING OTHER THAN AS DESCRIBED HEREIN.  SHOULD OTHER MATTERS, WHICH WE ARE NOT AWARE OF A REASONABLE TIME BEFORE THIS SOLICITATION, BE BROUGHT BEFORE THE ANNUAL MEETING, THE PERSONS NAMED AS PROXIES IN THE ENCLOSED GOLD PROXY CARD WILL VOTE ON SUCH MATTERS IN THEIR DISCRETION.

WE URGE YOU TO SIGN, DATE AND RETURN THE GOLD PROXY CARD IN FAVOR OF THE ELECTION OF OUR NOMINEE, AGAINST THE COMPANY’S SHAREHOLDER RIGHTS PLAN, OR POISON PILL, AND AGAINST THE SAY ON PAY PROPOSAL.

IF YOU HAVE ALREADY SENT A PROXY CARD FURNISHED BY THE COMPANY’S MANAGEMENT OR THE BOARD, YOU MAY REVOKE THAT PROXY AND VOTE FOR EACH OF THE PROPOSALS DESCRIBED IN THIS PROXY STATEMENT, INCLUDING THE ELECTION OF BIGLARI’S NOMINEE, BY SIGNING, DATING AND RETURNING THE ENCLOSED GOLD PROXY CARD.  THE LATEST DATED PROXY IS THE ONLY ONE THAT COUNTS.  ANY PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE ANNUAL MEETING BY DELIVERING A WRITTEN NOTICE OF REVOCATION OR A LATER DATED PROXY FOR THE ANNUAL MEETING TO BIGLARI, C/O INNISFREE M&A INCORPORATED, WHICH IS ASSISTING IN THIS SOLICITATION, OR TO THE SECRETARY OF THE COMPANY, OR BY VOTING IN PERSON AT THE ANNUAL MEETING.

Important Notice Regarding the Availability of Proxy Materials
for the Annual Meeting

This Proxy Statement and GOLD proxy card are available at
www.enhancecrackerbarrel.com/proxy

IMPORTANT

Your vote is important, no matter how many Shares you own.  We urge you to sign, date, and return the enclosed GOLD proxy card today to vote FOR the election of our Nominee.

•	If your Shares are registered in your own name, please sign and date the enclosed GOLD proxy card and return it today to Biglari, c/o Innisfree M&A Incorporated, in the enclosed envelope.

•
If your Shares are held in a brokerage account or bank, you are considered the beneficial owner of the Shares, and these proxy materials, together with a GOLD voting form, are being forwarded to you by your broker or bank.  As a beneficial owner, you must instruct your broker, trustee or other representative how to vote.  Your broker cannot vote your Shares on your behalf without your instructions.

•
Depending upon your broker or custodian, you may be able to vote either by toll-free telephone or through the Internet.  Please refer to the enclosed voting form for instructions on how to vote electronically.  You may also vote by signing, dating and returning the enclosed voting form.

Since only your latest dated proxy card will count, we urge you not to return any White proxy card you receive from the Company.  Even if you return the White proxy card marked “withhold” as a protest against the incumbent directors, it will revoke any GOLD proxy card you may have previously sent to us.  The last card you submit must be the GOLD proxy card.  Remember, you can vote for our independent Nominee only on our GOLD proxy card.  So please make certain that the latest dated proxy card you return is the GOLD proxy card.

Please call INNISFREE M&A if you need assistance in voting your GOLD card:

INNISFREE M&A INCORPORATED

501 Madison Avenue, 20th Floor
New York, NY 10022

Shareholders call toll free at: (888) 750-5834

Banks and brokers call collect at: (212) 750-5833

BACKGROUND OF THE SOLICITATION

The following is a chronology of events leading up to this proxy solicitation:

•
On May 24, 2011, Cracker Barrel released its results for the third quarter of fiscal 2011, in which the Company stated, “We are disappointed in our results for the third quarter, as both restaurant and retail sales were below our forecast.”  In its earnings release, Cracker Barrel disclosed that, for the third quarter of fiscal 2011, guest traffic declined 2.6%.  Cracker Barrel also reduced its outlook for its full 2011 fiscal year.

•
On June 13, 2011, Biglari filed a Schedule 13D with the Securities and Exchange Commission (the “SEC”) disclosing ownership in excess of 5% of the outstanding Shares.  The current aggregate ownership of the members of Biglari is 2,287,987 Shares, or just under 10% of the outstanding Shares, representing the largest ownership in the Company.

•
On June 15, 2011, Sardar Biglari, Chairman and Chief Executive Officer of Biglari Holdings, held a telephonic conference with Michael A. Woodhouse, Chairman (and then Chief Executive Officer) of Cracker Barrel, and Lawrence E. Hyatt, Senior Vice President and Chief Financial Officer of Cracker Barrel. Mr. Biglari conveyed to Mr. Woodhouse that he had acquired a significant interest in Cracker Barrel, had long followed the brand, and intends to be a long-term shareholder. Mr. Biglari expressed his desire to meet with Mr. Woodhouse to discuss Cracker Barrel’s business, operations, and plans.

•	On June 20, 2011, the Company announced that it had increased the size of the Board from nine to 10 members and had elected Coleman Peterson as a director.

•
On June 22, 2011, Standard & Poor’s Ratings Services dimmed its outlook on Cracker Barrel, noting that the chain’s performance had failed to fulfill its expectations.  Standard & Poor’s pointed to a weaker-than-projected operating performance through Cracker Barrel’s 2011 fiscal third quarter.  Standard & Poor’s stated, “We view the company’s business risk profile as weak, even after considering its loyal customer base.”

•
On June 23, 2011, Messrs. Biglari, Woodhouse, and Hyatt, together with Dr. Philip L. Cooley, Biglari Holdings’ Vice Chairman, had an in-person meeting in which they discussed the restaurant industry, as well as Cracker Barrel’s business and governance matters.  In this face-to-face meeting, there was a discussion verbalizing whether Steak n Shake and Cracker Barrel were rivals, during which exchanges of views Mr. Woodhouse agreed that the companies were not direct competitors.  Towards the end of the meeting, a discourse centering on succession planning and board composition took place.  Because of the Board’s planned changes in its composition, Mr. Biglari discussed the importance of having members with significant stock ownership represent the interests of all shareholders.  Mr. Biglari also indicated his and Dr. Cooley’s willingness and desire to serve on the Cracker Barrel Board.

•
On July 7, 2011, Messrs. Biglari, Woodhouse, and Hyatt had a telephone conference in which Mr. Woodhouse raised the Clayton Antitrust Act as an issue.  Although on June 23, 2011 Mr. Woodhouse had agreed that Steak n Shake and Cracker Barrel were not direct competitors, he said on July 7 that Cracker Barrel’s outside counsel was concerned about a technical issue under the Clayton Act that required resolving.  Thus, he suggested that Cracker Barrel counsel reach out to Biglari Holdings’ legal experts to discuss the issue under the aegis of the Clayton Act.

•
On July 13, 2011, Messrs. Biglari, Woodhouse and Hyatt conducted a follow up telephone conference. Mr. Woodhouse opined that appointing Messrs. Biglari and Cooley to the Board was “a legal issue not a business issue.” Mr. Biglari countered, saying that Biglari Holdings denied that there was a legal issue, as, in his view, the service of Messrs. Biglari and Cooley on the Board would not result in any antitrust injury. Furthermore, Mr. Biglari proffered that Biglari Holdings would indemnify Cracker Barrel if any liabilities, including costs, arise.  Mr. Woodhouse asked Mr. Biglari to provide names of prospective directors unaffiliated with Biglari Holdings. Mr. Biglari did not accept the idea of sourcing unaffiliated directors because he was motivated by the $100 million investment and was also knowledgeable because of his relevant business experience.  Mr. Biglari further believed that adding a director who was not a significant shareholder or affiliated with any restaurant company would neither serve the interests of shareholders nor satisfy the Board’s explicit criterion that a director have relevant industry experience. Mr. Woodhouse also asked that Messrs. Biglari and Cooley meet in person, as part of the process, with the members of the nominating committee to consider his and Dr. Cooley’s nominations, a proposition which Mr. Biglari accepted.

•
On July 21, 2011, Messrs. Biglari and Cooley met with the nominating committee of Cracker Barrel. Mr. Biglari discussed, among other background items, Biglari Holdings’ interest in continuing as a long-term shareholder, as well as his disappointment at Cracker Barrel’s performance in light of its brand’s strength. Mr. Biglari highlighted the performance differential throughout the 1990s vs. that in the 2000s. He also explained the benefits of a significant shareholder with a long-term view, along with relevant business experience, to serve on the Board. Thus, he expressed his and Dr. Cooley’s desire to join the Board to work to produce ideas on how best to improve the operating performance of the Company and maximize the value of its Shares.

•
On August 1, 2011, Messrs. Biglari, Woodhouse and Hyatt had a telephone discussion in which Mr. Woodhouse advised Mr. Biglari that the Board had rejected his own and Dr. Cooley’s candidacies.  Mr. Woodhouse announced that the Board would consider only recommendations by Biglari Holdings of “two mutually acceptable independent directors” to engage in the nomination process provided that they were not affiliated with any restaurant company or with Biglari Holdings, which would be required to defer to a number of provisions including an agreement (i) to support the Board-recommended slate of nominees at the Annual Meeting and (ii) not to seek to call or support the call for any special meeting of Cracker Barrel shareholders prior to the Company’s 2012 annual meeting (the “Proposal”).

•
Also on August 1, 2011, the Company announced the following changes to its management team and to the Board:  (i) the Board appointed Sandra B. Cochran, then President and Chief Operating Officer of the Company, to serve as Chief Executive Officer effective as of September 12, 2011; (ii) Mr. Woodhouse notified the Company of his resolve to resign as Chief Executive Officer effective upon Ms. Cochran’s appointment to that position (nonetheless, Mr. Woodhouse would continue to serve as Executive Chairman of the Company); (iii) the Company increased the size of the Board from 10 to 11 members and elected James W. Bradford as a director and (iv) directors Robert C. Hilton and Jimmie D. White informed the Company that they did not intend to stand for re-election to the Board when their terms would expire at the Annual Meeting.

•
On August 10, 2011, Messrs. Biglari, Woodhouse, and Hyatt had a telephone conference regarding business matters and an extensive discussion on segment reporting.  Mr. Biglari inquired about management’s rationale for not disclosing more information about the retail segment of the business; as well, Mr. Biglari proffered his rationale on why it is essential to enhance financial transparency.  Mr. Woodhouse offered Mr. Biglari inside information on the retail segment of Cracker Barrel, which Mr. Biglari declined because he believed the Company should provide information to all shareholders.  Mr. Woodhouse also discussed the idea of a Proposal which includes only proposed names who are unaffiliated with Biglari Holdings and with the restaurant industry; on the contrary, Mr. Biglari did not agree to provide possible names.  Instead, Mr. Biglari discussed and requested that the Company put the Proposal in writing.  Mr. Biglari also inquired about the Board’s rationale on why his and Dr. Cooley’s candidacies were unacceptable; manifestly, he disagreed with the Company’s assertions and explained his continued interest in serving on the Board.

•	On August 10, 2011, the Company announced that it had enlarged the size of the Board from 11 to 12 members and elected William W. McCarten as a director.

•	On August 22, 2011, Mr. Woodhouse delivered a letter to Mr. Biglari regarding the Proposal.

•
On August 23, 2011, Mr. Biglari delivered a public letter to Mr. Woodhouse stating that, for Cracker Barrel to govern its business effectively, it is essential that it measure, monitor, and manage separately its two operating segments — restaurant and retail — therefore demanding that the Company provide detailed financial information on each of the two segments to all its shareholders.  The letter further stated Mr. Biglari’s belief that Cracker Barrel’s failure to report both operating segments has deprived shareholders of the ability to gain a better understanding of the performance of the entire Company and to estimate more accurately the Company’s intrinsic value.

•
On August 26, 2011, Biglari Holdings filed a notification and report form under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Act”), notifying the Company that it was making such a filing because Biglari Holdings had the present aim to acquire a number of Shares, with the exact number to be determined based on market conditions and other factors, sufficient to meet or exceed solely the $100 million filing threshold of the HSR Act and affirming that Biglari Holdings was not seeking to acquire control of Cracker Barrel.

•
On August 26, 2011, Messrs. Biglari and Cooley met with Mr. Hyatt and Ms. Cochran, now CEO of Cracker Barrel. There was a discussion about her background, her views about Cracker Barrel’s business and the anticipated roles and responsibilities between her and Chairman Woodhouse. A discussion also ensued concerning segment disclosure.  Mr. Biglari discussed the importance of enhancing financial transparency. Ms. Cochran asked about Mr. Biglari’s view towards the Proposal.  Mr. Biglari’s answer reiterated the same position he has held from the first time Mr. Woodhouse offered the idea, on July 13, i.e., that a board member should own a meaningful amount of stock and demonstrate a pertinent measure of business experience. Mr. Biglari believed that the Proposal was diametrically opposed to those criteria.  He repeated that Biglari Holdings as an intended long-term shareholder wants to work constructively with the Board to help turn around the business, which is faltering.

•
On September 1, 2011, Biglari Holdings delivered a letter to the Corporate Secretary of the Company nominating only Sardar Biglari as a possible Board member elected by the shareholders of the Company at the Annual Meeting.  Concurrently with the arrival of this letter, Mr. Biglari delivered a public letter to Mr. Woodhouse stating that (i) Cracker Barrel’s pre-conditions to its Proposal contradicted the qualifications that the Company’s Nominating and Corporate Governance Committee enunciates — e.g., industry experience — when nominating directors and that (ii) Mr. Biglari’s leadership, financial and industry experience meets the requirements for serving on the Board and exceeds those of any current member of the Board.

•	On September 1, 2011, Cracker Barrel issued a press release responding to Biglari Holdings’ nomination of Mr. Biglari to the Board and included Mr. Woodhouse’s August 22, 2011 letter to Mr. Biglari.

•
On September 12, 2011, Mr. Biglari issued a public letter to shareholders of the Company stating that, over the last several months, he had spent time with the Board and with management to understand their approach to the business and to shareholders, and that it had become increasingly clear to Biglari that, in its view, top leadership had shaped a culture that lacks accountability, transparency, and stock ownership, and that under the current Board the Company had failed to perform up to its potential. The letter further stated Mr. Biglari’s firm belief that achieving top-level corporate governance and enhancing long-term business and stock value demand electing shareholders to the Board who possess substantial holdings along with germane business experience.

•
On September 13, 2011, Cracker Barrel issued its earnings release reporting its results for its 2011 fourth quarter and full fiscal year, in which it stated, “We are not satisfied with our sales and traffic results for the quarter.”  In its earnings release, Cracker Barrel disclosed that, for the fourth quarter of fiscal 2011, guest traffic had declined by 4.2%.  Cracker Barrel’s fiscal 2012 outlook also reflected continued weakness in the first half of fiscal 2012.

•	On September 15, 2011, the Company announced that it had increased the size of the Board from 12 to 13 members and appointed Ms. Cochran as a director, effective as of September 12, 2011.

•
On September 23, 2011, Cracker Barrel announced that its Board had adopted a shareholder rights plan, or poison pill, that effectively prevents any shareholder from purchasing 10% or more of the Company (other than in connection with a qualifying cash tender offer), in response to the so-called “threat” that Biglari Holdings could acquire a “potentially controlling” position in Cracker Barrel.

•
On September 23, 2011, Mr. Biglari issued a statement responding to the Cracker Barrel Board’s adoption of the poison pill. As part of its filing with the Federal Trade Commission (“FTC”) and the Department of Justice to give Biglari Holdings the option to purchase more than 10% of Cracker Barrel, Mr. Biglari noted, “Biglari Holdings specifically wrote to Cracker Barrel and provided a copy to the FTC stating that ‘Biglari Holdings is not seeking to acquire control of Cracker Barrel’” and that, “in meetings, we told Chairman Michael Woodhouse that we have purchased stock for investment purposes only.”  Mr. Biglari concluded that, in his view, the 10% poison pill affords Board members immunity, not accountability, and in doing so disenfranchises all shareholders because it deprives them of the right to acquire Shares above the threshold.

REASONS FOR 1 BOARD SEAT OUT OF 11

We are the largest shareholder of the Company with just under 10% ownership.  As such, we have one major goal: to maximize the long-term value of the Shares for the benefit of all shareholders.  We believe the Board has failed to maximize shareholder value as a result of poor management, flawed expansion strategy, low expectations, and deficient accountability.  Furthermore, we believe the current Board’s lack of meaningful stock ownership has been a major factor in the Company’s underperformance.  Specifically, our concerns include, but are not limited to, the following:

•	Declining unit-level customer traffic for the past seven consecutive years

•	Faulty capital allocation

•	Lack of financial transparency

•	Weak stock performance as compared to that of the restaurant index

Improving store-level performance, generation of free cash flow, optimizing real estate strategy, share repurchases, pay-for-performance compensation, enhancing financial transparency (e.g., separate reporting of financial data for the two operating segments), a more effective governance Board — these and other enhancements we have in mind to inject verve into and to augment the value of the Company.  We have made a commitment to own the stock of the Company for the long haul, and our allegiance therefore is to the long-term shareholders of the Company. Our objective is to obtain representation on the Board and explore all avenues to maximize the value of the Shares for the benefit of all shareholders.

Our Nominee would seek to enhance the long-term value of the Company, i.e., the intrinsic value of the business, which is derived from its future cash flows.  Thus, by maximizing the production of long-term cash flows and judiciously reallocating capital to earn high returns on invested capital, intrinsic value is maximized.  We believe that increasing per-share intrinsic value maximizes shareholder value. Consequently, our Nominee seeks to enhance product innovation, menu, marketing, and supply chain management.

We have discussed with the Company its alleged concerns regarding antitrust issues, and firmly believe that Steak n Shake and Cracker Barrel are not competitors within the meaning of the antitrust laws and that our Nominee’s election to the Board would not result in any injury that the antitrust laws are intended to prevent.

Our Nominee is committed to exercising his independent judgment and would seek to work constructively with the other members of the Board to address the Company’s problems.  Your vote to elect our Nominee will send a compelling, convincing message to the Company that Cracker Barrel shareholders desire an independent Board member, with substantial restaurant, leadership, and financial experience, one who is focused on gaining the utmost value for all shareholders.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

The Board is currently composed of 13 directors.  According to the Company’s proxy statement, two of the 13 directors will not stand for re-election at the Annual Meeting and will resign prior to the Annual Meeting, and the size of the Board will be set at 11 directors at that time.

For the reasons stated above, we are seeking your support at the Annual Meeting to elect our Nominee, in opposition to one of the Company’s nominees for director, Charles E. Jones, Jr.  Your vote to elect our Nominee will have the legal effect of replacing one incumbent director of the Company with our Nominee.  If elected, our Nominee will represent a minority of the members of the Board, specifically 9% (1 of 11 members), and therefore it is not guaranteed that he will be able to enhance shareholder value.

THE NOMINEE

Biglari has nominated one highly qualified Nominee, who, if elected, will exercise his independent judgment in accordance with his fiduciary duties as a director in all matters that come before the Board.  If elected, he will work consistently with his fiduciary duties as a director.  Clearly, the Nominee would seek to work with the other members of the Board to take those steps that he deems necessary or advisable to unlock the Company’s inherent value.

Mr. Biglari’s nomination was made in a timely manner and in compliance with the provisions of the Company’s governing instruments.  Plainly, we are permitted to nominate Mr. Biglari pursuant to Article 5 of the Bylaws of the Company (the “Bylaws”).

Set forth below are the name, age, business address, present principal occupation, and employment and material occupations, positions, offices, employments and directorships for the past five years of the Nominee.  This information also includes the specific experience, qualifications, attributes and skills of the Nominee that led us to conclude that the Nominee should serve as a director of the Company.  This information has been furnished to us by the Nominee.  The Nominee is a citizen of the United States of America.

Sardar Biglari (Age 34) has served as a director, since March 2008, Chairman, since June 2008, and Chief Executive Officer, since August 2008, of Biglari Holdings, a New York Stock Exchange listed holding company engaged in a number of diverse business activities.  All major operating, investment, and capital allocation decisions are made for Biglari Holdings by Mr. Biglari.  Mr. Biglari has also served as Chairman and Chief Executive Officer of Biglari Capital Corp., a wholly-owned subsidiary of Biglari Holdings and the general partner of the private investment fund, The Lion Fund, L.P., since its inception in 2000.  He has also served as a director since December 2005, Chairman, since March 2006, and Chief Executive Officer and President, since May 2007, of Western Sizzlin Corporation (“Western”), a formerly-NASDAQ-listed diversified holding company, acquired by Biglari Holdings in March 2010.  Since August 4, 2011, Mr. Biglari has also served as a director of CCA Industries, Inc., a manufacturer and marketer of health and beauty aids (“CCA Industries”).  Mr. Biglari’s principal business address is 175 East Houston Street, Suite 1300, San Antonio, Texas 78205.

Director qualifications:
•
Leadership Experience — Chairman and Chief Executive Officer of Biglari Holdings; Chairman and Chief Executive Officer of Steak n Shake Operations Inc. (“Steak n Shake”); Chairman and Chief Executive Officer of Western; Chairman and Chief Executive Officer of Biglari Capital, the general partner of the Lion Fund; and director of CCA Industries.

•	Financial Experience — Extensive track record of allocating capital for both Biglari Holdings and the Lion Fund.
•
Industry Experience — Robust, deep-rooted understanding of the restaurant industry and turnaround experience through his revitalization of Steak n Shake.  Moreover, he has undergone retail operations experience.

As of the date hereof, the Nominee does not directly own any Shares.  The Nominee, as a member of a “group” for the purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), may be deemed to own beneficially an aggregate of 2,287,987 Shares owned directly by other members of the group.  The Nominee specifically disclaims beneficial ownership of such Shares that he does not directly own.  For information regarding purchases and sales of Shares during the past two years by the other members of the group that may be deemed to be beneficially owned by the Nominee, see Schedule II.

If elected as a director of the Company, the Nominee would be an “independent director” within the meaning of (i) applicable NASDAQ listing standards applicable to board composition and (ii) Section 301 of the Sarbanes-Oxley Act of 2002.

On October 21, 2011, Biglari Holdings, Biglari Capital, the Lion Fund and the Nominee entered into a Joint Filing and Solicitation Agreement in which, among other things, (i) on behalf of all of the aforesaid businesses, they agreed to the joint filing of statements on Schedule 13D with respect to the securities of the Company, (ii) they agreed to solicit proxies or written consents for the election of the Nominee to the Board at Cracker Barrel’s Annual Meeting, and (iii) Biglari Holdings agreed to bear all expenses incurred in connection with the activities of the joint filing participants, subject to certain limitations.

The Nominee will not receive any compensation from any member of Biglari for his service as a director of the Company.  Other than as stated herein, there are no arrangements or understandings among any of the members of Biglari and the Nominee or any other person or persons pursuant to which the nomination described herein is to be made, other than the consent by the Nominee to be named in this Proxy Statement and to serve as a director of the Company if elected as such at the Annual Meeting.

Certainly, we do not expect that the Nominee will be unable to stand for election, but, in the unforeseen event the Nominee is incapable of serving or for good cause will not serve, the Shares represented by the enclosed GOLD proxy card will be cast for a substitute nominee, if the unforeseen eventuality is not prohibited under the Bylaws and applicable legalities.  In addition, we reserve the right to nominate a substitute person if the Company makes or announces any changes to its Bylaws or takes or verbalizes any other action that has, or if consummated would have, disqualified the Nominee, of course to the extent this action is not prohibited under the Bylaws and applicable law.  In any such case, the Shares represented by the enclosed GOLD proxy card will be voted in favor of a substitute nominee.  We reserve the right to nominate additional person(s), to the extent that opting for this action is not prohibited under the Bylaws and applicable law, if the Company increases the size of the Board above its existing number, or above its contemplated size at the conclusion of the Annual Meeting, or enlarges the number of directors whose terms expire at the Annual Meeting.  Additional nominations made pursuant to the preceding sentence should be without prejudice to the position of Biglari that any attempt by the Company to increase the size of the Board, or to classify, reconstitute or reconfigure the Board, would constitute unlawful manipulation of the Company’s corporate machinery.

YOU ARE URGED TO VOTE FOR THE ELECTION OF THE NOMINEE ON THE ENCLOSED GOLD PROXY CARD.

PROPOSAL NO. 2

THE COMPANY’S SHAREHOLDER RIGHTS PLAN PROPOSAL

Biglari believes that a shareholder rights plan, termed the poison pill — like the one Cracker Barrel seeks to approve at the Annual Meeting — limits the Company’s stock price. We firmly believe that the poison pill entrenches Board members, limiting their accountability to shareholders. Biglari feels certain that one of the primary reasons the Cracker Barrel Board implemented the poison pill, which effectively restricts shareholder ownership to less than 10% of the Company’s outstanding Shares (other than in connection with a qualifying cash tender offer), was to entrench indelibly the positions of the current Board. We believe this action disenfranchises shareholders and insulates the Board from accountability.

Because Cracker Barrel is domiciled under Tennessee law, the Company as of now is afforded significant anti-takeover provisions.  Under Tennessee law, a statute about business combination denies any shareholder the right to acquire fully the Company for five years if that shareholder gains 10% or more of the Company without the prior approval of the Cracker Barrel Board.  Furthermore, a shareholder with more than a 20% ownership cannot vote any shares above 20%, unless voting rights are authorized by the other shareholders at a special meeting.

Cracker Barrel has stated, “The Board of Directors has adopted the Rights Plan in response to … the resulting threat that Biglari Holdings could accumulate a substantial, and potentially controlling, position in the Company through market purchases without paying all shareholders an appropriate premium for that control.”  We believe Tennessee anti-takeover statutes provide the necessary protection for all shareholders.  Furthermore, Biglari Holdings has asserted that it has no intention to purchase a controlling interest in Cracker Barrel.  This intent to avoid purchasing a controlling interest was shared with the Federal Trade Commission, the Department of Justice, and the management/Board of Cracker Barrel.

Furthermore, we believe Cracker Barrel’s poison pill will have a negative effect on its share price.  Limiting the number of shares that shareholders can purchase limits demand, which therefore can negatively impact market price.  This restriction also removes optionality for investors.  Options have value; by removing options, shareholder value is reduced.

Consequently, we strongly recommend that you vote against the poison pill because we believe that it is unnecessary, embeds the Board, and reduces Cracker Barrel’s stock price.

YOU ARE URGED TO VOTE AGAINST THE COMPANY’S SHAREHOLDER RIGHTS PLAN ON THE ENCLOSED GOLD PROXY CARD

PROPOSAL NO. 3

THE COMPANY’S SAY ON PAY PROPOSAL

As discussed in further detail in Cracker Barrel’s proxy statement, shareholders have the opportunity, on an advisory basis, to vote on the compensation of the Company’s named executive officers.  This is often referred to as a “say on pay,” which provides shareholders with the ability to cast a vote about the Company’s 2011 executive compensation programs and policies and the compensation paid to the named executive officers as disclosed in the Company’s proxy statement through the following resolution:

“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the Named Executive Officers, as disclosed in the Company’s proxy statement for the 2011 annual meeting of shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2011 Summary Compensation Table and the other related tables and disclosure.”

We believe in a pay-for-performance system because it best aligns the interests of management with those of the shareholders. We believe the Board, led by its Compensation Committee, has set a low bar for bonus compensation. In fiscal year 2011, the Company established an operating income of $90 million for bonus eligibility up to 200% of target.  (The Company has not registered operating income below $90 million in any year since 1994.) Yet operating income for fiscal years 2011 and 2010 were $167.2 million and $164.7 million, respectively. Thus, it is clear to us the Board sets inappropriately low expectations and expects to pay executives bonuses even if the operating income declines by 45%. We think that setting the bar exceedingly low is not only skewed but also disperses the wrong message throughout the organization particularly when the Company espouses in its proxy disclosures that “we have a strong ‘pay for performance’ philosophy....”

In our view, the combination of setting low expectations, paying higher compensation for a lower performance, and failing to state in its proxy a clear, unambiguous, and detailed rationale for its compensation programs (e.g., lack of performance matrix) lead us to recommend an AGAINST vote on say on pay.

YOU ARE URGED TO VOTE AGAINST THE SAY ON PAY PROPOSAL ON THE ENCLOSED GOLD PROXY CARD

PROPOSAL NO. 4

THE COMPANY’S SAY WHEN ON PAY PROPOSAL

As discussed in further detail in the Company’s proxy statement, the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) provides shareholders with the opportunity to indicate, on an advisory basis, their preference as to the frequency of future “say on pay” votes, often referred to as a “say when on pay.”  For this proposal, shareholders can indicate whether they would prefer that the Company hold future advisory votes on executive compensation every one, two or three years.

As required by the Dodd-Frank Act, this vote does not overrule any decisions by the Board, will not create or imply any change to or any additional fiduciary duties of the Board and will not restrict or limit the ability of shareholders generally to make proposals for inclusion in the Company’s proxy materials related to executive compensation.

WE INTEND TO VOTE OUR SHARES FOR FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION TO BE HELD EVERY “ONE” YEAR

PROPOSAL NO. 5

THE COMPANY’S PROPOSAL TO APPROVE AN AGREEMENT AND PLAN OF MERGER EFFECTING AN INTERNAL RESTRUCTURING OF THE COMPANY

As discussed in further detail in the Company’s proxy statement, the Board has approved an Agreement and Plan of Merger to merge the Company with and into CBOCS, Inc. (the “Subsidiary”), its wholly owned subsidiary, with the result that that the Subsidiary will continue as the surviving corporation and will change its name to “Cracker Barrel Old Country Store, Inc.” and the shares of capital stock of the surviving corporation will be owned directly by the Company’s shareholders in the same proportion as their ownership of the Company’s capital stock immediately prior to the merger.  The Company is submitting the Agreement and Plan of Merger effecting an internal restructuring of the Company for approval by the shareholders at the Annual Meeting.

WE MAKE NO RECOMMENDATION WITH RESPECT TO THE APPROVAL OF AN AGREEMENT AND PLAN OF MERGER EFFECTING AN INTERNAL RESTRUCTURING OF THE COMPANY AND INTEND TO VOTE OUR SHARES “FOR” THIS PROPOSAL

PROPOSAL NO. 6

THE COMPANY’S PROPOSAL TO RATIFY APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As discussed in further detail in the Company’s proxy statement, the Audit Committee of the Board has appointed Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the 2012 fiscal year and is proposing that shareholders ratify such appointment.  The Company is submitting the appointment of Deloitte & Touche LLP for ratification of the shareholders at the Annual Meeting.

WE MAKE NO RECOMMENDATION WITH RESPECT TO THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE 2012 FISCAL YEAR AND INTEND TO VOTE OUR SHARES “FOR” THIS PROPOSAL

VOTING AND PROXY PROCEDURES

Only shareholders of record on the Record Date will be entitled to notice of and to vote at the Annual Meeting.  Each Share is entitled to one vote.  Shareholders who sell Shares before the Record Date (or acquire them without voting rights after the Record Date) may not vote such Shares.  Shareholders of record on the Record Date will retain their voting rights in connection with the Annual Meeting even if they sell their Shares after the Record Date.  Based on publicly available information, we believe that the only outstanding class of securities of the Company entitled to vote at the Annual Meeting is the Shares.

Shares represented by properly executed GOLD proxy cards will be voted at the Annual Meeting as marked and, in the absence of specific instructions, will be voted FOR the election of the Nominee to the Board, FOR the candidates who have been nominated by the Company other than Charles E. Jones, Jr., AGAINST the Company’s shareholder rights plan, or poison pill, AGAINST the Say on Pay Proposal, FOR future advisory votes on executive compensation to be held every ONE year with respect to the Say When on Pay Proposal, FOR the approval of the Agreement and Plan of Merger effecting an internal restructuring of the Company, FOR the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the 2012 fiscal year, and in the discretion of the persons named as proxies on all other matters as may properly come before the Annual Meeting.

According to the Company’s proxy statement for the Annual Meeting, the current Board intends to nominate 11 candidates for election as directors at the Annual Meeting.  This Proxy Statement is soliciting proxies to elect not only our Nominee, but also the candidates who have been nominated by the Company other than Charles E. Jones, Jr.  This gives shareholders who wish to vote for our Nominee and such other persons the ability to do so.  Under applicable proxy rules we are required either to solicit proxies only for our Nominee, which could result in limiting the ability of shareholders to fully exercise their voting rights with respect to the Company’s nominees, or to solicit for our Nominee and for fewer than all of the Company’s nominees, which enables a shareholder who desires to vote for our Nominee to also vote for those of the Company’s nominees for whom we are soliciting proxies.  The names, backgrounds and qualifications of the Company’s nominees, and other information about them, can be found in the Company’s proxy statement.  There is no assurance that any of the Company’s nominees will serve as directors if our Nominee is elected.

QUORUM; DISCRETIONARY VOTING

In order to constitute a quorum with respect to each matter to be presented at the Annual Meeting, a majority of the outstanding Shares as of the Record Date must be present at the Annual Meeting either in person or by proxy.  If you vote, your Shares will be part of the quorum.  Abstentions and broker non-votes will count as Shares that are present for the purpose of establishing a quorum, but will not be counted as votes cast either in favor of or against a particular proposal, except that with respect to the proposal to approve an Agreement and Plan of Merger effecting an internal restructuring of the Company, abstentions and broker non-votes will have the same effect as a vote against this proposal.  A “broker non-vote” is a proxy submitted by a bank, broker or other custodian that does not indicate a vote for some of the proposals because the broker does not have or does not exercise discretionary voting authority on certain types of proposals and has not received instructions from its client as to how to vote on those proposals.

There are no “routine” matters for purposes of the Annual Meeting.  Brokers cannot vote on their customers’ behalf on “non-routine” proposals.  If you hold your Shares in street name and do not provide voting instructions to your bank, broker, or other custodian, your Shares will not be voted on any proposal on which your broker does not have or does not exercise discretionary authority to vote, including any non-routine matter for which you do not provide voting instructions.  A broker non-vote on any of the proposals presented at the Annual Meeting will have no effect on the outcome of the proposal, except that with respect to the proposal to approve an Agreement and Plan of Merger effecting an internal restructuring of the Company, a broker non-vote will have the same effect as a vote against this proposal.

VOTES REQUIRED

Election of directors.  According to the Company’s proxy statement, directors are elected by a plurality vote.  As a result, the 11 director nominees receiving the highest number of FOR votes will be elected as directors.  A shareholder who abstains with respect to this proposal will have no effect on the outcome of the vote for the election of directors.

The Company’s shareholder rights plan.  According to the Company’s proxy statement, with respect to the Company’s shareholder rights plan, or poison pill, in order to be approved, the number of Shares voted FOR this proposal must exceed the number of Shares voted AGAINST this proposal.  A shareholder who abstains with respect to this proposal will have no effect on the outcome of the vote for this proposal.

Say on Pay Proposal.  According to the Company’s proxy statement, with respect to the Say on Pay Proposal, in order to be approved, the number of Shares voted FOR this proposal must exceed the number of Shares voted AGAINST this proposal.  A shareholder who abstains with respect to this proposal will have no effect on the outcome of the vote for this proposal.

Say When on Pay Proposal.  According to the Company’s proxy statement, with respect to the Say When on Pay Proposal, the alternative (once every year, once every two years or once every three years) receiving the most votes will be the frequency approved by the shareholders for having an advisory vote on the compensation of the Company’s named executive officers.  A shareholder who abstains with respect to this proposal will have no effect on the outcome of the vote for this proposal.

Approval of an Agreement and Plan of Merger effecting an internal restructuring of the Company.  According to the Company’s proxy statement, approval of the Agreement and Plan of Merger effecting an internal restructuring of the Company requires the affirmative vote of holders of a majority of the outstanding Shares entitled to be cast.  Abstentions and broker non-votes will have the same effect as a vote against this proposal.

Ratification of the appointment of Deloitte & Touche LLP.  According to the Company’s proxy statement, with respect to the ratification of the appointment of Deloitte & Touche LLP, in order to be approved, the votes cast FOR this proposal must exceed the votes cast AGAINST this proposal.  A shareholder who abstains with respect to this proposal will have no effect on the outcome of the vote for this proposal.

REVOCATION OF PROXIES

Shareholders of the Company may revoke their proxies at any time prior to exercise by attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy) or by delivering a written notice of revocation.  The delivery of a subsequently dated proxy which is properly completed will constitute a revocation of any earlier proxy.  The revocation may be delivered either to Biglari in care of Innisfree M&A Incorporated at the address set forth on the back cover of this Proxy Statement or to the Cracker Barrel at 305 Hartmann Drive, Lebanon, Tennessee 37087, Attention: Corporate Secretary, or any other address provided by Cracker Barrel.  Although a revocation is effective if delivered to Cracker Barrel, Biglari requests that either the original or photostatic copies of all revocations be mailed to Biglari in care of Innisfree M&A Incorporated at the address set forth on the back cover of this Proxy Statement so that we will be aware of all revocations and can more accurately determine if and when proxies have been received from the holders of record on the Record Date of a majority of the outstanding Shares.  Additionally, Innisfree M&A Incorporated may use this information to contact shareholders who have revoked their proxies in order to solicit later dated proxies for the election of the Nominee.

IF YOU WISH TO VOTE FOR THE ELECTION OF THE NOMINEE TO THE BOARD, AGAINST THE COMPANY’S SHAREHOLDER RIGHTS PLAN, OR POISON PILL, AND AGAINST THE SAY ON PAY PROPOSAL, PLEASE SIGN, DATE AND RETURN PROMPTLY THE ENCLOSED GOLD PROXY CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED.

SOLICITATION OF PROXIES

The solicitation of proxies pursuant to this Proxy Statement is being made by Biglari.  Proxies may be solicited by mail, facsimile, telephone, telegraph, Internet, in person and by advertisements.

Biglari Holdings has entered into an agreement with Innisfree M&A Incorporated for solicitation and advisory services in connection with this solicitation, for which Innisfree M&A Incorporated will receive a fee not to exceed $125,000, together with reimbursement for its reasonable out-of-pocket expenses, and will be indemnified against certain liabilities and expenses, including certain liabilities under the federal securities laws. Innisfree M&A Incorporated will solicit proxies from individuals, brokers, banks, bank nominees and other institutional holders. Biglari Holdings has requested banks, brokerage houses and other custodians, nominees and fiduciaries to forward all solicitation materials to the beneficial owners of the Shares they hold of record.  Biglari Holdings will reimburse these record holders for their reasonable out-of-pocket expenses in so doing.  It is anticipated that Innisfree M&A Incorporated will employ approximately 50 persons to solicit Cracker Barrel shareholders for the Annual Meeting.

The entire expense of soliciting proxies is being borne by Biglari Holdings.  Costs of this solicitation of proxies are currently estimated to be approximately $650,000.  Biglari Holdings estimates that through the date hereof, its expenses in connection with this solicitation are approximately $350,000.  Biglari Holdings intends to seek reimbursement from the Company of all expenses it incurs in connection with the solicitation of proxies.  Biglari Holdings does not intend to submit the question of such reimbursement to a vote of security holders of the Company.

OTHER PARTICIPANT INFORMATION

The participants in this proxy solicitation are Biglari Holdings, Biglari Capital, the Lion Fund, Sardar Biglari and Biglari Holdings’ other directors and executive officers listed on Schedule I.  Biglari Holdings is a diversified holding company engaged in a number of diverse business activities.  The principal business of the Lion Fund is purchasing, holding and selling securities for investment purposes.  The principal business of Biglari Capital, a wholly owned subsidiary of Biglari Holdings, is serving as the general partner of the Lion Fund.  The principal occupation of Sardar Biglari is serving as Chairman and Chief Executive Officer of Biglari Holdings and Biglari Capital.  The principal business address of each of Biglari Holdings, Biglari Capital, the Lion Fund and Sardar Biglari is 175 East Houston Street, Suite 1300, San Antonio, Texas 78205.

See Schedule I for additional information relating to Biglari Holdings’ directors and executive officers who are participants in this solicitation.  No additional compensation will be paid to these individuals in connection with this solicitation.

As of the date hereof, Biglari Holdings directly owns 2,147,887 Shares and the Lion Fund directly owns 140,100 Shares.  By virtue of the relationships described above, Mr. Biglari may be deemed to beneficially own the 2,147,887 Shares directly held by Biglari Holdings and each of Biglari Holdings, Biglari Capital and Mr. Biglari may be deemed to beneficially own the 140,100 Shares directly held by the Lion Fund.  As of the date hereof, none of the other participants in this solicitation directly owns any Shares.

Each participant in this solicitation, as a member of a “group” with the other participants for the purposes of Section 13(d)(3) of the Exchange Act, may be deemed to beneficially own the 2,287,987 Shares owned in the aggregate by the participants.  Each participant in this solicitation specifically disclaims beneficial ownership of the Shares he or it does not directly own.  For information regarding purchases and sales of securities of the Company during the past two years by the participants in this solicitation, see Schedule II.

The Shares owned collectively by the members of Biglari are held primarily in margin accounts maintained with prime brokers, which may extend margin credit as and when required to open or carry positions in the margin accounts, subject to applicable federal margin regulations, stock exchange rules and the prime brokers’ credit policies.  In such instances, the positions held in the margin accounts are pledged as collateral security for the repayment of debit balances in the accounts.

Except as set forth in this Proxy Statement (including the Schedules hereto), (i) during the past 10 years, no participant in this solicitation has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors); (ii) no participant in this solicitation directly or indirectly beneficially owns any securities of the Company; (iii) no participant in this solicitation owns any securities of the Company which are owned of record but not beneficially; (iv) no participant in this solicitation has purchased or sold any securities of the Company during the past two years; (v) no part of the purchase price or market value of the securities of the Company owned by any participant in this solicitation is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities; (vi) no participant in this solicitation is, or within the past year was, a party to any contract, arrangements or understandings with any person with respect to any securities of the Company, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies; (vii) no associate of any participant in this solicitation owns beneficially, directly or indirectly, any securities of the Company; (viii) no participant in this solicitation owns beneficially, directly or indirectly, any securities of any parent or subsidiary of the Company; (ix) no participant in this solicitation or any of his or its associates was a party to any transaction, or series of similar transactions, since the beginning of the Company’s last fiscal year, or is a party to any currently proposed transaction, or series of similar transactions, to which the Company or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $120,000; (x) no participant in this solicitation or any of his or its associates has any arrangement or understanding with any person with respect to any future employment by the Company or its affiliates, or with respect to any future transactions to which the Company or any of its affiliates will or may be a party; (xi) no participant in this solicitation has a substantial interest, direct or indirect, by securities holdings or otherwise in any matter to be acted on at the Annual Meeting; (xii) no participant in this solicitation holds any positions or offices with the Company; (xiii) no participant in this solicitation has a family relationship with any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer and (xiv) no corporations or organizations, with which any participant in this solicitation has been employed in the past five years, is a parent, subsidiary or other affiliate of the Company.

There are no material proceedings to which any participant in this solicitation or any of his or its associates is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries.  With respect to the Nominee, none of the events enumerated in Item 401(f)(1)-(8) of Regulation S-K of the Exchange Act occurred during the past ten years.

OTHER MATTERS AND ADDITIONAL INFORMATION

OTHER MATTERS

Other than those discussed above, Biglari is unaware of any other matters to be considered at the Annual Meeting.  However, should other matters, which Biglari is not aware of a reasonable time before this solicitation, be brought before the Annual Meeting, the persons named as proxies on the enclosed GOLD proxy card will vote on such matters in their discretion.

SHAREHOLDER PROPOSALS

According to the Company’s proxy statement for the Annual Meeting, if you wish to submit a proposal to be included in the Company’s proxy statement for its 2012 Annual Meeting of Shareholders, proposals must be submitted by eligible shareholders who have complied with the relevant regulations of the SEC and must be received no later than June 30, 2012.  Shareholder proposals should be mailed to Corporate Secretary, Cracker Barrel Old Country Store, Inc., 305 Hartmann Drive, Lebanon, Tennessee 37087.

In addition, according to the Company’s proxy statement for the Annual Meeting, the Company’s Bylaws contain an advance notice provision requiring that, if a shareholder wants to present a proposal (including a nomination) at its 2012 Annual Meeting of shareholders (whether or not to be included in the Company’s proxy statement), the shareholder must provide timely written notice thereof to the Secretary of the Company.  In order to be timely, the notice must be delivered to the Secretary of the Company at the principal executive offices of the Company not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the 2011 Annual Meeting.  The Company’s Bylaws set forth detailed information that must be submitted with any shareholder proposal.  In the event that the date of the 2012 Annual Meeting is more than 30 days before or more than 60 days after such anniversary date, however, notice by the shareholder must be delivered not earlier than the close of business on the 120th day prior to the date of the 2012 Annual Meeting and not later than the close of business on the later of the 90th day prior to the date of the 2012 Annual Meeting (or, if the first public announcement of the date of the 2012 Annual Meeting is less than 100 days prior to the date of such Annual Meeting, the 10th day following the date on which public announcement of the date of the 2012 Annual Meeting is first made by the Company).  In the event that a shareholder proposal intended to be presented for action at an Annual Meeting is not received timely, then the persons designated as proxies in the proxies solicited by the board of directors in connection with that Annual Meeting will be permitted to use their discretionary voting authority with respect to the proposal, whether or not the proposal is discussed in the proxy statement for that Annual Meeting.

The information set forth above regarding the procedures for submitting shareholder proposals for consideration at the 2012 Annual Meeting is based on information contained in the Company’s proxy statement.  The incorporation of this information in this Proxy Statement should not be construed as an admission by Biglari that such procedures are legal, valid or binding.

INCORPORATION BY REFERENCE

BIGLARI HAS OMITTED FROM THIS PROXY STATEMENT CERTAIN DISCLOSURE REQUIRED BY APPLICABLE LAW THAT IS INCLUDED IN THE COMPANY’S PROXY STATEMENT RELATING TO THE ANNUAL MEETING.  THIS DISCLOSURE INCLUDES, AMONG OTHER THINGS, CURRENT BIOGRAPHICAL INFORMATION ON THE COMPANY’S DIRECTORS, INFORMATION CONCERNING EXECUTIVE COMPENSATION, AND OTHER IMPORTANT INFORMATION.  ALTHOUGH WE DO NOT HAVE ANY KNOWLEDGE INDICATING THAT ANY STATEMENT MADE BY BIGLARI HEREIN IS UNTRUE, WE DO NOT TAKE ANY RESPONSIBILITY FOR THE ACCURACY OR COMPLETENESS OF STATEMENTS TAKEN FROM PUBLIC DOCUMENTS AND RECORDS THAT WERE NOT PREPARED BY OR ON OUR BEHALF, OR FOR ANY FAILURE BY THE COMPANY TO DISCLOSE EVENTS THAT MAY AFFECT THE SIGNIFICANCE OR ACCURACY OF SUCH INFORMATION.  SEE SCHEDULE III FOR INFORMATION REGARDING PERSONS WHO BENEFICIALLY OWN MORE THAN 5% OF THE SHARES AND THE OWNERSHIP OF THE SHARES BY THE DIRECTORS AND MANAGEMENT OF THE COMPANY.

The information concerning Cracker Barrel contained in this Proxy Statement and the Schedules attached hereto has been taken from, or is based upon, publicly available information.

BIGLARI HOLDINGS INC.

November 8, 2011

SCHEDULE I

INFORMATION CONCERNING BIGLARI HOLDINGS’ DIRECTORS AND EXECUTIVE OFFICERS WHO ARE PARTICIPANTS IN THIS SOLICITATION

The principal occupations and business addresses of Biglari Holdings’ directors and executive officers who are participants in this solicitation are set forth below.

Name and Position	Present Principal Occupation	Principal Business Address

Sardar Biglari, Chairman of the Board and Chief Executive Officer	Chairman and Chief Executive Officer of Biglari Holdings and Biglari Capital	c/o Biglari Holdings Inc. 175 East Houston Street Suite 1300 San Antonio, Texas 78205
Philip L. Cooley, Vice Chairman of the Board	Prassel Distinguished Professor of Business at Trinity University	c/o Biglari Holdings Inc. 175 East Houston Street Suite 1300 San Antonio, Texas 78205
Duane E. Geiger, Interim Chief Financial Officer, Vice President and Controller	Interim Chief Financial Officer, Vice President and Controller of Biglari Holdings	c/o Biglari Holdings Inc. 175 East Houston Street Suite 1300 San Antonio, Texas 78205
Dr. Ruth J. Person, Director	Chancellor and Professor of Management, University of Michigan-Flint	c/o Biglari Holdings Inc. 175 East Houston Street Suite 1300 San Antonio, Texas 78205
Kenneth R. Cooper, Director	Attorney	c/o Biglari Holdings Inc. 175 East Houston Street Suite 1300 San Antonio, Texas 78205

I-1

SCHEDULE II

TRANSACTIONS IN SECURITIES OF CRACKER BARREL
DURING THE PAST TWO YEARS

Class of Security	Securities Purchased/(Sold)	Date of Purchase/Sale

BIGLARI HOLDINGS INC.
Common Stock	1,250	02/23/2011
Common Stock	1,250	02/25/2011
Common Stock	33,950	03/01/2011
Common Stock	(2,660)	03/02/2011
Common Stock	(10,500)	03/03/2011
Common Stock	14,000	03/04/2011
Common Stock	(7,000)	03/04/2011
Common Stock	1,400	03/07/2011
Common Stock	(8,400)	03/08/2011
Common Stock	(5,077)	03/11/2011
Common Stock	1,750	03/15/2011
Common Stock	11,900	03/17/2011
Common Stock	24,500	03/18/2011
Common Stock	4,200	03/21/2011
Common Stock	2,100	03/22/2011
Common Stock	3,500	03/23/2011
Common Stock	2,100	03/28/2011
Common Stock	5,600	03/29/2011
Common Stock	4,200	03/30/2011
Common Stock	9,100	04/01/2011
Common Stock	2,800	04/05/2011
Common Stock	3,500	04/06/2011
Common Stock	17,500	04/07/2011
Common Stock	52,500	04/08/2011

Security	Securities Purchased/(Sold)	Date of Purchase/Sale

Common Stock	20,230	04/11/2011
Common Stock	3,500	04/14/2011
May 21, 2011 Put Option, ($45.00 Strike Price)1	(50)	04/14/2011
Common Stock	(35,000)	04/15/2011
Common Stock	(13,193)	04/19/2011
Common Stock	(35,000)	04/20/2011
Common Stock	7,000	05/03/2011
Common Stock	(17,500)	05/05/2011
Common Stock	(72,117)	05/12/2011
Common Stock	(20,883)	05/19/2011
Common Stock	(400)	05/23/2011
Common Stock	295,000	05/24/2011
June 18, 2011 Put Option, ($45.00 Strike Price)2	(1,000)	05/24/2011
Common Stock	200,000	05/25/2011
Common Stock	95,000	05/26/2011
Common Stock	82,200	05/27/2011
Common Stock	115,000	05/31/2011
Common Stock	35,000	06/01/2011
Common Stock	61,661	06/02/2011
Common Stock	140,000	06/03/2011
Common Stock	175,017	06/06/2011
Common Stock	156,200	06/07/2011
Common Stock	170,000	06/08/2011
Common Stock	58,218	06/09/2011
____________________

1
On April 14, 2011, Biglari Holdings sold 50 listed put option contracts giving the counterparties the right, but not the obligation, to deliver to Biglari Holdings 500 shares of Common Stock at an exercise price of $45.00 per share.  Such put options expired unexercised on May 21, 2011.

2
On May 24, 2011, Biglari Holdings sold 1,000 listed put option contracts giving the counterparties the right, but not the obligation, to deliver to Biglari Holdings 100,000 shares of Common Stock at an exercise price of $45.00 per share.  Such put options expired unexercised on June 18, 2011.

Class of Security	Securities Purchased/(Sold)	Date of Purchase/Sale

Common Stock	236,438	06/10/2011
Common Stock	176,200	06/13/2011
Common Stock	150,030	9/27/2011
Common Stock	1,823	10/14/2011

THE LION FUND, L.P.
Common Stock	1,250	02/23/2011
Common Stock	1,250	02/25/2011
Common Stock	14,550	03/01/2011
Common Stock	(1,140)	03/02/2011
Common Stock	(4,500)	03/03/2011
Common Stock	6,000	03/04/2011
Common Stock	(3,000)	03/04/2011
Common Stock	600	03/07/2011
Common Stock	(3,600)	03/08/2011
Common Stock	(2,176)	03/11/2011
Common Stock	750	03/15/2011
Common Stock	5,100	03/17/2011
Common Stock	10,500	03/18/2011
Common Stock	1,800	03/21/2011
Common Stock	900	03/22/2011
Common Stock	1,500	03/23/2011
Common Stock	900	03/28/2011
Common Stock	2,400	03/29/2011
Common Stock	1,800	03/30/2011
Common Stock	3,900	04/01/2011
Common Stock	1,200	04/05/2011
Common Stock	1,500	04/06/2011
Common Stock	7,500	04/07/2011

Class of Security	Securities Purchased/(Sold)	Date of Purchase/Sale

Common Stock	22,500	04/08/2011
Common Stock	8,670	04/11/2011
Common Stock	1,500	04/14/2011
May 21, 2011 Put Option, ($45.00 Strike Price)3	(21)	04/14/2011
Common Stock	(15,000)	04/15/2011
Common Stock	(5,654)	04/19/2011
Common Stock	(15,000)	04/20/2011
Common Stock	3,000	05/03/2011
Common Stock	(7,500)	05/05/2011
Common Stock	(30,907)	05/12/2011
Common Stock	(10,093)	05/19/2011
Common Stock	(400)	05/23/2011
Common Stock	5,000	05/24/2011
Common Stock	10,000	05/26/2011
Common Stock	20,000	05/27/2011
Common Stock	10,000	05/31/2011
Common Stock	5,000	06/01/2011
Common Stock	10,000	06/02/2011
Common Stock	25,000	06/03/2011
Common Stock	10,000	06/06/2011
Common Stock	10,000	06/07/2011
Common Stock	10,000	06/08/2011
Common Stock	5,000	06/09/2011
Common Stock	15,000	06/10/2011
Common Stock	5,000	06/13/2011
____________________

3
On April 14, 2011, Lion Fund sold 21 listed put option contracts giving the counterparties the right, but not the obligation, to deliver to Lion Fund 210 shares of Common Stock at an exercise price of $45.00 per share.  Such put options expired unexercised on May 21, 2011.

SCHEDULE III

The following tables are reprinted from the Company’s proxy statement filed with the Securities and Exchange Commission on November 8, 2011.

Security Ownership of Certain Beneficial Owners

The following table sets forth information for those who, as of October 14, 2011, were known by us to beneficially own more than 5% of our common stock. Percentage computations are based on 22,912,673 shares of our common stock outstanding as of October 14, 2011.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Biglari Holdings Inc. 175 East Houston Street, Suite 1300 San Antonio, Texas 78205	2,287,987	(1)	9.99%
BlackRock, Inc. 40 East 52nd Street New York, New York 10022	2,252,067	(2)	9.83%
The Vanguard Group, Inc. 100 Vanguard Boulevard Malvern, Pennsylvania 19355	1,294,714	(3)	5.65%

(1)	Based solely on Amendment No. 5 to Schedule 13D filed by Biglari Holdings Inc. on October 21, 2011.

(2)	Based solely on Schedules 13F filed by BlackRock, Inc. and its affiliated entities for the quarter ended June 30, 2011.

(3)	Based solely on Schedule 13F filed by The Vanguard Group, Inc. for the quarter ended June 30, 2011.

Security Ownership of Management

The following table presents information regarding the number of shares of our common stock beneficially owned, as of October 14, 2011, by each of our directors, each of our Named Executive Officers, and by our current directors and executive officers as a group. Unless otherwise noted, these persons have sole voting and investment power with respect to the shares indicated.

Name of Beneficial Owner	Shares Beneficially Owned(1)	Percent of Class
Sandra B. Cochran	47,757	*
Michael A. Woodhouse	656,847	2.8%
Lawrence E. Hyatt	2,000	*
Douglas E. Barber	40,590	*
N.B. Forrest Shoaf	100,703	*
Terry A. Maxwell	46,116	*
Edward A. Greene	9,582	*
James W. Bradford	1,000	*
Robert V. Dale	18,271	*
Richard J. Dobkin	18,962	*
Robert C. Hilton	35,598	*
Charles E. Jones, Jr.	80,726	*

III-1

B. F. “Jack” Lowery	33,853		*
William W. McCarten	0		*
Martha M. Mitchell	38,065		*
Coleman Peterson	0		*
Andrea M. Weiss	20,667	(2)	*
Jimmie D. White	19,849		*

All executive officers and directors as a group (21 persons)	1,176,063		5.0%

*	Less than one percent.

(1)	Includes the following number of shares of restricted stock and shares subject to options exercisable by the named holders within 60 days:

Ms. Cochran	41,628	Mr. Hilton	20,589
Mr. Woodhouse	343,277	Mr. Jones	62,011
Mr. Barber	31,397	Mr. Lowery	15,589
Mr. Shoaf	69,046	Ms. Mitchell	28,901
Mr. Maxwell	22,721	Ms. Weiss	15,589
Mr. Dale	7,589	Mr. White	11,256
Mr. Dobkin	9,962	All executive officers and directors as a group (21)	685,031

The shares of restricted stock described in this note are considered outstanding for the purpose of computing the percentage of outstanding Cracker Barrel common stock owned by each named individual and by the group. They are not considered outstanding for the purpose of computing the percentage ownership of any other person.

(2)	Includes 1,000 shares held in a margin account that are pledged as security for that account.

III-2

IMPORTANT

Tell your Board what you think!  Your vote is important.  No matter how many Shares you own, please give Biglari your proxy FOR the election of Biglari’s Nominee, AGAINST the Company’s shareholder rights plan, or poison pill, and AGAINST the Say on Pay Proposal by taking three steps:

●	SIGNING the enclosed GOLD proxy card,

●	DATING the enclosed GOLD proxy card, and

●	MAILING the enclosed GOLD proxy card TODAY in the envelope provided (no postage is required if mailed in the United States).

If any of your Shares are held in the name of a brokerage firm, bank, bank nominee or other institution, only it can vote such Shares and only upon receipt of your specific instructions.  Depending upon your broker or custodian, you may be able to vote either by toll-free telephone or by the Internet.  Please refer to the enclosed voting form for instructions on how to vote electronically.  You may also vote by signing, dating and returning the enclosed GOLD voting form.

If you have any questions or require any additional information concerning this Proxy Statement, please contact Innisfree M&A Incorporated at the address set forth below.

INNISFREE M&A INCORPORATED 501 Madison Avenue, 20th Floor New York, NY 10022 Shareholders call toll free at: (888) 750-5834 Banks and brokers call collect at: (212) 750-5833

GOLD PROXY CARD

CRACKER BARREL OLD COUNTRY STORE, INC.

2011 ANNUAL MEETING OF SHAREHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF BIGLARI HOLDINGS INC., BIGLARI CAPITAL CORP.,
THE LION FUND, L.P., AND SARDAR BIGLARI

THE BOARD OF DIRECTORS OF CRACKER BARREL OLD COUNTRY STORE, INC.
IS NOT SOLICITING THIS PROXY

P     R     O     X     Y

The undersigned appoints Sardar Biglari attorney and agent with full power of substitution to vote all shares of common stock of Cracker Barrel Old Country Store, Inc. (the “Company”) which the undersigned would be entitled to vote if personally present at the 2011 Annual Meeting of Shareholders of the Company scheduled to be held on December 20, 2011 at 10:00 a.m. Central Time at 305 Hartmann Drive, Lebanon, Tennessee 37087 (including at any adjournments or postponements thereof and at any meeting called in lieu thereof, the “Annual Meeting”).

The undersigned hereby revokes any other proxy or proxies heretofore given to vote or act with respect to the shares of common stock of the Company held by the undersigned, and hereby ratifies and confirms all action the herein named attorney and proxy, his substitutes, or any of them may lawfully take by virtue hereof.  If properly executed, this Proxy will be voted as directed on the reverse and in the discretion of the herein named attorney and proxy or his substitutes with respect to any other matters as may properly come before the Annual Meeting that are unknown to Biglari Holdings Inc. (“Biglari Holdings”) a reasonable time before this solicitation.

IF NO DIRECTION IS INDICATED WITH RESPECT TO THE PROPOSALS ON THE REVERSE, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1, 5 AND 6, “AGAINST” PROPOSALS 2 AND 3 AND EVERY “1 YEAR” ON PROPOSAL 4.

This Proxy will be valid until the sooner of one year from the date indicated on the reverse side and the completion of the Annual Meeting.

IMPORTANT: PLEASE SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY!

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

GOLD PROXY CARD

THERE ARE THREE WAYS TO VOTE: BY INTERNET, TELEPHONE OR MAIL

1.
Vote by Telephone — Please call toll-free in the U.S. or Canada at 1-866-888-4039, on a touch-tone phone. If outside the U.S. or Canada, call 1-215-521-4790. Please follow the simple instructions. You will be required to provide the unique control number printed below.

OR

2.
Vote by Internet — Please access https://www.proxyvotenow.com/cbrl and follow the simple instructions. Please note you must type an “s” after http. You will be required to provide the unique control number printed below.

CONTROL NUMBER:

You may vote by telephone or Internet 24 hours a day, 7 days a week. Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you had marked, signed and returned a proxy card.

OR

3.
Vote by Mail — If you do not wish to vote by telephone or over the Internet, please complete, sign, date and return the proxy card in the envelope provided, or mail to: Cracker Barrel Old Country Store, Inc., c/o Innisfree M&A Incorporated, FDR Station, P.O. Box 5155, New York, NY 10126-2380.

TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE AND SIGN, DATE AND RETURN IN THE POSTAGE-PAID ENVELOPE PROVIDED

[X] Please mark vote as in this example

BIGLARI HOLDINGS RECOMMENDS A VOTE “FOR” THE NOMINEE LISTED IN PROPOSAL 1.

1.	BIGLARI HOLDINGS’ PROPOSAL TO ELECT DIRECTORS:

	FOR ALL NOMINEES	WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES	FOR ALL NOMINEES EXCEPT

Nominee: 1. Sardar Biglari	[ ]	[ ]	[ ]

We intend to use this proxy to vote (i) “FOR” Mr. Biglari and (ii) “FOR” the candidates who have been nominated by the Company to serve as directors other than Charles E. Jones, Jr., for whom we are NOT seeking authority to vote for and WILL NOT exercise any such authority.  The names, backgrounds and qualifications of the candidates who have been nominated by the Company, and other information about them, can be found in the Company’s proxy statement.

There is no assurance that any of the candidates who have been nominated by the Company will serve as directors if our nominee is elected.

NOTE: If you do not wish for your shares to be voted “FOR” a particular nominee, mark the “FOR ALL NOMINEES EXCEPT” box and write the name(s) of the nominee(s) you do not support on the line below.  Your shares will be voted for the remaining nominee(s).  You may also withhold authority to vote for one or more additional candidates who have been nominated by the Company by writing the name(s) of the nominee(s) below.
_______________________________________________________________

BIGLARI HOLDINGS RECOMMENDS A VOTE “AGAINST” PROPOSALS 2 AND 3.

		FOR	AGAINST	ABSTAIN
2.	THE COMPANY’S SHAREHOLDER RIGHTS PLAN PROPOSAL:	☐	☐	☐

		FOR	AGAINST	ABSTAIN
3.	THE COMPANY’S ADVISORY VOTE ON EXECUTIVE COMPENSATION, OFTEN REFERRED TO AS “SAY ON PAY”:	☐	☐	☐

		1 YEAR	2 YEARS	3 YEARS	ABSTAIN
4.	THE COMPANY’S ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION, OFTEN REFERRED TO AS A “SAY WHEN ON PAY”:	☐	☐	☐	☐

		FOR	AGAINST	ABSTAIN
5.	THE COMPANY’S PROPOSAL TO APPROVE AN AGREEMENT AND PLAN OF MERGER EFFECTING AN INTERNAL RESTRUCTURING OF THE COMPANY:	☐	☐	☐

		FOR	AGAINST	ABSTAIN
6.	THE COMPANY’S PROPOSAL TO RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE 2012 FISCAL YEAR:	☐	☐	☐

DATED:	, 2011

(Signature)

(Signature, if held jointly)

(Title)

WHEN SHARES ARE HELD JOINTLY, JOINT OWNERS SHOULD EACH SIGN.  EXECUTORS, ADMINISTRATORS, TRUSTEES, ETC., SHOULD INDICATE THE CAPACITY IN WHICH SIGNING.  PLEASE SIGN EXACTLY AS NAME APPEARS ON THIS PROXY.